Exhibit 5.1

June 18, 2012

Discovery Communications, Inc.

Discovery Communications, LLC

Discovery Communications Holdings, LLC

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by Discovery Communications, Inc., a Delaware corporation (the “Company”), Discovery Communications, LLC, a Delaware limited liability company (“DCL”), and Discovery Communications Holding, LLC, a Delaware limited liability company (“DCH”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company, DCL and DCH (the “Securities”):

(i)	senior debt securities of the Company (the “Company Senior Debt Securities”);

(ii)	subordinated debt securities of the Company (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”);

(iii)	Series A common stock, $0.01 par value per share, of the Company (the “Series A Common Stock”);

(iv)	Series C common stock, $0.01 par value per share, of the Company (the “Series C Common Stock” and, together with the Series A Common Stock, the “Common Stock”);

(v)	preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”);

(vi)	depositary shares representing a fractional interest in a share of Preferred Stock (“Depositary Shares”);

(vii)	contracts obligating the Company or a holder to purchase Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Purchase Contracts”);

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(viii)	purchase units, consisting of one or more Purchase Contracts and beneficial interests in Company Debt Securities, debt obligations of third parties or any other securities (the “Purchase Units”);

(ix)	warrants to purchase Company Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the “Warrants”);

(x)	senior debt securities of DCL (the “DCL Senior Debt Securities”);

(xi)	subordinated debt securities of DCL (the “DCL Subordinated Debt Securities” and, together with the DCL Senior Debt Securities, the “DCL Debt Securities”);

(xii)	senior debt securities of DCH (the “DCH Senior Debt Securities”);

(xiii)	subordinated debt securities of DCH (the “DCH Subordinated Debt Securities” and, together with the DCH Senior Debt Securities, the “DCH Debt Securities”);

(xiv)	guarantees of the DCL Debt Securities by the Company and guarantees of the DCH Debt Securities by the Company (collectively, the “Company Debt Guarantees”);

(xv)	guarantees of the DCH Debt Securities by DCL and guarantees of the Company Debt Securities by DCL (collectively, the “DCL Debt Guarantees”); and

(xvi)	guarantees of the DCL Debt Securities by DCH and guarantees of the Company Debt Securities by DCH (collectively, the “DCH Debt Guarantees”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as counsel for the Company, DCL and DCH in connection with the filing of the Registration Statement. The Company Senior Debt Securities may be issued pursuant to a senior indenture between the Company, DCL and/or DCH, as guarantors (if any), and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); the Company Subordinated Debt Securities may be issued pursuant to a subordinated indenture between the Company, DCL and/or DCH, as guarantors (if any), and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act; the DCL Senior Debt Securities may be issued pursuant the senior indenture, dated as of August 19, 2009 (as amended or supplemented from time to time) among DCL, Discovery as guarantor and U.S. Bank National Association, as senior trustee; the DCL Subordinated Debt Securities may be issued pursuant to a subordinated indenture between DCL, DCH and/or the Company, as guarantors (if any), and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act; the DCH Senior Debt Securities may be issued pursuant to a senior indenture between DCH, DCL and/or the Company, as guarantors (if any), and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act; and the DCH

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Subordinated Debt Securities may be issued pursuant to a subordinated indenture between DCH, DCL and/or the Company, as guarantors (if any), and a trustee to be named in such indenture (each, an “Indenture,” and collectively, the “Indentures”) and duly qualified under the Trust Indenture Act.

The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”) with respect thereto. The shares of Preferred Stock represented by Depositary Shares will be deposited pursuant to a Depositary Agreement (the “Depositary Agreement”) between the Company and a bank or trust company as depositary. The Purchase Contracts may be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”) between the Company and a bank or trust company as purchase contract agent. The Purchase Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent.

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the corporate minute books of the Company as provided to us by the Company; the Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”) and the Bylaws of the Company (as amended or restated from time to time, the “Bylaws”); the written consents of the sole member of DCL as provided to us by DCL; the Certificate of Formation and Limited Liability Company Agreement of DCL, each as amended or restated from time to time; the unanimous written consents of the members of DCH as provided to us by DCH; and the Certificate of Formation and Limited Liability Company Agreement of DCH, each as amended or restated from time to time.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company provided to us by the Company, of the written consents of the sole member of DCL provided to us by DCL and of the unanimous written consents of the member of DCH provided to us by DCH.

We have relied as to certain matters on information obtained from public officials and officers of the Company, DCL and DCH, and we have assumed that: (i) one or more prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby; (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable prospectus supplement; (iii) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein; (iv) the applicable Indenture will be duly qualified under the Trust Indenture Act and the applicable trustee will be duly eligible to serve as trustee; (v) the Company Debt Securities, the DCL Debt Securities and the DCH Debt Securities, as applicable, will be duly authenticated by the trustee named in the applicable Indenture; (vi) any Depositary Agreement, Purchase Contract Agreement, Unit Agreement or Warrant Agreement,

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as applicable will be duly authorized, executed and delivered by all parties thereto other than the Company; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company; (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation, and not otherwise reserved for issuance; and (x) the Company, DCL and DCH will be validly existing as a corporation or limited liability company, as applicable, and in good standing under the laws of the State of Delaware.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company, DCL or DCH. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, DCL or DCH, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company, DCL or DCH or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the execution and delivery by the Company, DCL or DCH of the Indentures, the Depositary Agreement, the Purchase Contract Agreement, the Unit Agreement, the Warrant Agreement and the Securities and the performance by the Company, DCL or DCH of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company, DCL or DCH or any of the Company’s, DCL’s or DCH’s properties is subject, (ii) any law, rule, or regulation to which the Company, DCL or DCH or any of the Company’s, DCL’s or DCH’s properties is subject or (iii) any judicial or regulatory order or decree of any governmental authority.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company, the sole member of DCL or the members of DCH (or any person or persons acting pursuant to authority properly delegated to such person or persons) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing; and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable

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or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the federal laws of the United States of America. We also express no opinion herein with respect to compliance by the Company, DCL or DCH with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, DCL or DCH, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Company Debt Securities, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Company Authorizing Resolutions”), (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Company Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Company Authorizing Resolutions, (iv) such Company Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions, such Company Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws, (iii) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (iv) the Company has received the consideration provided for in the Company Authorizing Resolutions and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

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3. With respect to shares of any series of the Preferred Stock, when (i) the Company Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including resolutions establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a Certificate of Designation with respect to the series with the Secretary of State of the State of Delaware, and such Certificate of Designation has been duly filed, (ii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws, (iii) the shares of the series of Preferred Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (iv) the Company has received the consideration provided for in the Company Authorizing Resolutions and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to the Depositary Shares, when (i) the Company Authorizing Resolutions have specifically authorized the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and such Certificate of Designation has been duly filed, (ii) the applicable Depositary Agreement relating to the Depositary Shares has been duly authorized, executed and delivered and the depositary appointed by the Company, (iii) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws, (iv) the Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, (v) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement), and (vi) the Company has received the consideration provided for in the Company Authorizing Resolutions, the Depositary Shares will be legally issued and will entitle the holders of such Depositary Shares to the rights specified in the applicable Depositary Agreement.

5. With respect to the Purchase Contracts, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and the Company Authorizing Resolutions, (iv) the Purchase Contracts have been duly executed and delivered in accordance with the Purchase Contract Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Purchase Units, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Purchase Units and of their issuance and

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sale have been duly established in conformity with the applicable Unit Agreement and the Company Authorizing Resolutions, (iv) the Purchase Units have been duly executed and delivered in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions, such Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7. With respect to the Warrants, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Company Authorizing Resolutions, (iv) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

8. With respect to the DCL Debt Securities, when (i) specifically authorized for issuance by proper action of DCL’s members or an authorized committee thereof (the “DCL Authorizing Resolutions”), (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the DCL Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the DCL Authorizing Resolutions, (iv) such DCL Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (v) DCL has received the consideration provided for in the DCL Authorizing Resolutions, such DCL Debt Securities will constitute valid and binding obligations of DCL enforceable against DCL in accordance with their terms.

9. With respect to the DCH Debt Securities, when (i) specifically authorized for issuance by proper action of DCH’s members or an authorized committee thereof (the “DCH Authorizing Resolutions”), (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the DCH Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the DCH Authorizing Resolutions, (iv) such DCH Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (v) DCH has received the consideration provided for in the DCH Authorizing Resolutions, such DCH Debt Securities will constitute valid and binding obligations of DCH enforceable against DCH in accordance with their terms.

10. With respect to the Company Debt Guarantees, when (i) specifically authorized by Company Authorizing Resolutions, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of such DCL Debt Securities or DCH Debt Securities, as

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applicable, and of their issuance and sale have been duly established in conformity with the applicable Indenture and the DCL Authorizing Resolutions or the DCH Authorizing Resolutions, as applicable, (iv) the terms of such Company Debt Guarantees have been duly established in conformity with the applicable Indenture and the Company Authorizing Resolutions, (v) such DCL Debt Securities or DCH Debt Securities, as applicable, have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (vi) DCL or DCH, as applicable, has received the consideration provided for in the DCL Authorizing Resolutions or the DCH Authorizing Resolutions, as applicable, such Company Debt Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

11. With respect to the DCL Debt Guarantees, when (i) specifically authorized by the DCL Authorizing Resolutions, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of such DCH Debt Securities or Company Debt Securities, as applicable, and of their issuance and sale have been duly established in conformity with the applicable Indenture and the DCH Authorizing Resolutions or the Company Authorizing Resolutions, as applicable, (iv) the terms of such DCL Debt Guarantees have been duly established in conformity with the applicable Indenture and the DCL Authorizing Resolutions, (v) such DCH Debt Securities or Company Debt Securities, as applicable, have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (vi) DCH or the Company, as applicable, has received the consideration provided for in the DCH Authorizing Resolutions or the Company Authorizing Resolutions, as applicable, such DCL Debt Guarantees will constitute valid and legally binding obligations of DCL enforceable against DCL in accordance with their terms.

12. With respect to the DCH Debt Guarantees, when (i) specifically authorized by DCH Authorizing Resolutions, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of such DCL Debt Securities or Company Debt Securities, as applicable, and of their issuance and sale have been duly established in conformity with the applicable Indenture and the DCL Authorizing Resolutions, (iv) the terms of such DCH Debt Guarantees have been duly established in conformity with the applicable Indenture and the DCH Authorizing Resolutions, (v) such DCL Debt Securities or Company Debt Securities, as applicable, have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and (vi) DCL or the Company, as applicable, has received the consideration provided for in the DCL Authorizing Resolutions or the Company Authorizing Resolutions, as applicable, such DCH Debt Guarantees will constitute valid and legally binding obligations of DCH enforceable against DCH in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

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We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein, in the Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner